Exhibit 99.1

E V E R C O R E
EVERCORE REPORTS RECORD FULL YEAR 2018 RESULTS;
QUARTERLY DIVIDEND OF $0.50 PER SHARE

	Fourth Quarter 2018 Results				2018 Full Year Results
	U.S. GAAP		Adjusted(1)(2)		U.S. GAAP		Adjusted(1)(2)
		vs. Q4 2017		vs. Q4 2017		vs. 2017		vs. 2017
Net Revenues ($ millions)	$771.4	43%	$776.2	63%	$2,064.7	21%	$2,083.2	26%
Operating Income ($ millions)	$250.2	36%	$263.6	96%	$542.1	26%	$591.0	39%
Net Income Attributable to Evercore Inc. ($ millions)	$163.3	NM	$194.2	149%	$377.2	201%	$454.0	64%
Diluted Earnings Per Share	$3.67	NM	$3.93	154%	$8.33	198%	$9.01	65%
Operating Margin	32.4%	(166) bps	34.0%	581 bps	26.3%	109 bps	28.4%	258 bps
(1) The Adjusted presentation for current and prior periods was revised to eliminate the netting of client related expenses with their related revenue. The revised presentation reflects the expense and related revenue gross. See pages 9 and 19 for further discussion.

(2) Excluded from the Company’s Adjusted results for the three and twelve months ended December 31, 2017 is the impact of the enactment of the Tax Cuts and Jobs Act, that was signed into law on December 22, 2017, on deferred tax assets and our tax receivable agreement. See pages 3, 4, 7 and A-3 for further discussion.

Business and Financial Highlights	■	Record fourth quarter and full year 2018 Net Revenues, Net Income Attributable to Evercore Inc. and Earnings Per Share, on both a U.S. GAAP and an Adjusted basis
■
Advisory Revenues for 2018 exceeded $1.7 billion, increasing 32% versus the prior year, on both a U.S. GAAP and an Adjusted basis. Advisory Revenues of $696 million for the fourth quarter increased 81% versus the prior year, on both a U.S. GAAP and an Adjusted basis

■
U.S. GAAP Operating Margin was 26.3% for the twelve months ended December 31, 2018, compared to 25.2% for the twelve months ended December 31, 2017. Adjusted Operating Margin was 28.4% for the twelve months ended December 31, 2018, compared to 25.8% for the twelve months ended December 31, 2017

■
Effective tax rate reduced by 12 and 13 percentage points for 2018 on a U.S. GAAP and an Adjusted basis, respectively, and 12 and 13 percentage points in the fourth quarter on a U.S. GAAP and an Adjusted basis, respectively, due to the Tax Cuts and Jobs Act

Talent	■	Anthony Laubi joined the Advisory team in the fourth quarter as part of the Industrials Group in London, ending 2018 with the addition of eight Advisory Senior Managing Director external hires
■
Promoted seven Advisory Managing Directors to Senior Managing Director in 2019, strengthening our position in the Insurance, Technology and Energy sectors, and growing our Equities, Activist Defense and Private Capital Advisory capabilities

	■	Zaheed Kajani joined the Advisory team in January as part of the Technology Advisory Practice in our Menlo Park office
	■	John Startin joining the Advisory team in April to lead the Metals, Materials & Mining Group
	■	In January, we enhanced our Evercore ISI leadership team with the addition of Marc Harris as Director of Research, and our research team with the addition of Ravi Mehrotra in Healthcare

Capital Return	■	Quarterly dividend of $0.50 per share
	■	$376.4 million returned to shareholders during the year through dividends and share repurchases of 3.1 million shares/units at an average price of $93.24

NEW YORK, January 30, 2019 – Evercore Inc. (NYSE: EVR) today announced its results for the full year ended December 31, 2018.

LEADERSHIP COMMENTARY

Ralph Schlosstein, President and Chief Executive Officer
"This has been by far the best quarter and full year in the Firm's history and a strong affirmation by our clients of our Firm's business model. We finished 2018 with our tenth consecutive year of growth in Adjusted Revenues, Operating Income and EPS. We had significant growth in both Strategic and Capital Advisory services, and our 2018 Advisory and Underwriting revenues grew by 32% and 56% year over year, respectively. Our Equities team finished 2018 strongly, growing Commissions revenues in the second half of the year," said Ralph Schlosstein, President and Chief Executive Officer. "We continue to deliver significant value to our shareholders, returning more than $376 million of capital in 2018."

John S. Weinberg, Executive Chairman
"We believe our 2018 results reflect our strategy of investing in exceptional talent and expanding our sector coverage and capabilities in the U.S. and globally," said John S. Weinberg, Executive Chairman. "We are pleased to have promoted seven of our talented professionals to Senior Managing Director in January, as we continue to focus on building our next generation of senior leadership."

Roger C. Altman, Founder and Senior Chairman
"The combination of Evercore's deepening capabilities, steadily growing market share and positive financial market conditions were responsible for our record results in 2018, and, these same elements remain in place," said Roger C. Altman, Founder and Senior Chairman.

Selected Financial Data - U.S. GAAP Results:

The following is a discussion of Evercore's results on a U.S. GAAP basis.

	U.S. GAAP
	Three Months Ended			Twelve Months Ended
	December 31, 2018	December 31, 2017	% Change	December 31, 2018	December 31, 2017	% Change
	(dollars in thousands, except per share data)
Net Revenues	$771,406	$540,031	43%	$2,064,705	$1,704,349	21%
Operating Income(1)	$250,206	$184,146	36%	$542,077	$428,811	26%
Net Income (Loss) Attributable to Evercore Inc.	$163,305	$(19,412)	NM	$377,240	$125,454	201%
Diluted Earnings (Loss) Per Share	$3.67	$(0.50)	NM	$8.33	$2.80	198%
Compensation Ratio	55.8%	50.6%		58.0%	56.5%
Operating Margin	32.4%	34.1%		26.3%	25.2%
Effective Tax Rate	23.9%	100.7%		19.7%	59.1%

(1) Operating Income for the three and twelve months ended December 31, 2018 includes Special Charges of $1.1 million and $5.0 million, respectively, recognized in the Investment Banking segment. Operating Income for the three months ended December 31, 2017 includes Special Charges of $3.9 million recognized in the Investment Management segment, and Operating Income for the twelve months ended December 31, 2017 includes Special Charges of $25.4 million recognized in the Investment Banking and Investment Management segments.

Net Revenues
For the three months ended December 31, 2018, Net Revenues of $771.4 million increased 43% versus the three months ended December 31, 2017, primarily driven by an increase in Advisory Fees. For the twelve months ended December 31, 2018, Net Revenues of $2.065 billion increased 21% versus the twelve months ended December 31, 2017, primarily driven by an increase in Advisory Fees. See the Business Line Reporting - Discussion of U.S. GAAP Results below for further information.

The Company adopted the new accounting standard, ASC 606, "Revenue from Contracts with Customers," on January 1, 2018. Under ASC 606, revenue is recognized when all material conditions for completion have been met and it is probable that a significant revenue reversal will not occur in a future period. The application of this standard resulted in advisory revenue of $3.4 million being recognized in the fourth quarter of 2018, representing variable consideration under the standard, substantially all of which would have been recognized in the first quarter of 2019 under the legacy accounting standard, and advisory revenue of $50.8 million being recognized in the third quarter of 2018, representing variable consideration under the standard, substantially all of which would have been recognized in the fourth quarter of 2018 under the legacy accounting standard. In addition, beginning in 2018, client related expenses for underwriting transactions are presented gross (previously presented net) in related U.S. GAAP reported revenues and expenses.

On December 31, 2017, the Company exchanged all of its outstanding equity interests in G5 for debentures of G5. Other Revenue, net, for the three and twelve months ended December 31, 2017 includes a loss of $16.3 million related to the release of cumulative foreign exchange losses resulting from the restructuring of our equity method investment in G5. Other Revenue, net, for the three and twelve months ended December 31, 2017 also includes a gain of $7.8 million related to the sale of the Institutional Trust and Independent Fiduciary business of ETC and an estimated gain of $77.5 million related to a reduction in the liability for amounts due pursuant to our tax receivable agreement, which was re-measured following the decrease in income tax rates in the U.S. in 2018 and future years, as discussed below in Effective Tax Rate.

Compensation Ratio
For the three months ended December 31, 2018, the compensation ratio was 55.8% versus 50.6% for the three months ended December 31, 2017. For the twelve months ended December 31, 2018, the compensation ratio was 58.0% versus 56.5% for the twelve months ended December 31, 2017. The compensation ratio for the three and twelve months ended December 31, 2018 reflects the elevated level of expense associated with the significant investment in Advisory talent in 2018, as well as increased expense from compensation associated with recruiting senior talent in 2016 and 2017. The compensation ratio was lower for the twelve months ended December 31, 2017 partially due to the expense reversal associated with acquisition-related LP Interests during the first quarter of 2017. See the Business Line Reporting - Discussion of U.S. GAAP Results below for further information.

Operating Income
For the three months ended December 31, 2018, Operating Income of $250.2 million increased 36% versus the three months ended December 31, 2017, driven by an increase in Net Revenues, partially offset by increased compensation and non-compensation costs in the Investment Banking business. For the twelve months ended December 31, 2018, Operating Income of $542.1 million increased 26% versus the twelve months ended December 31, 2017, driven by an increase in Net Revenues and a reduction in Special Charges, partially offset by increased compensation and non-compensation costs in the Investment Banking business. See the Business Line Reporting - Discussion of U.S. GAAP Results below for further information.

Effective Tax Rate
For the three months ended December 31, 2018, the effective tax rate was 23.9% versus 100.7% for the three months ended December 31, 2017. For the twelve months ended December 31, 2018, the effective tax rate was 19.7% versus 59.1% for the twelve months ended December 31, 2017. The decrease in the tax provision from 2017 primarily reflects the impact of the Tax Cuts and Jobs Act, as noted below, which resulted in an increase in the effective tax rate for 2017 related to the re-measurement of net deferred tax assets, as well as the reduction in the effective tax rate in 2018. The effective tax rate is also impacted by the non-deductible treatment of compensation associated with Evercore LP Units/Interests.

In conjunction with the enactment of the Tax Cuts and Jobs Act on December 22, 2017, which reduced income tax rates in the U.S. in 2018 and future years, our effective tax rate for the three and twelve months ended December 31, 2018 was reduced by 12 percentage points before the impact of the application of the share-based compensation accounting standard, described below.

Further, our tax provision for the three and twelve months ended December 31, 2017 includes a charge of $143.3 million primarily resulting from the estimated re-measurement of net deferred tax assets as a result of the enactment of the Tax Cuts and Jobs Act on December 22, 2017. These deferred tax assets relate principally to temporary differences from the step-up in basis associated with the exchange of partnership units, deferred compensation, accumulated other comprehensive income and depreciation of fixed assets and leasehold improvements. This charge, as well as the reduction in the liability for amounts due pursuant to our tax receivable agreement described above, resulted in an increase in the effective tax rate of 59.3 and 27.1 percentage points for the three and twelve months ended December 31, 2017, respectively.

The provision for income taxes for the three and twelve months ended December 31, 2018 includes a benefit of $0.5 million and $23.4 million, respectively, and $0.3 million and $24.0 million for the three and twelve months ended December 31, 2017, respectively, following the application of a new accounting standard, effective January 1, 2017, related to share-based compensation, which requires that the tax deduction or expense associated with the appreciation or depreciation in the Firm's share price upon vesting of employee share-based awards above or below the original grant price be reflected in income tax expense. This benefit resulted in a decrease in the effective tax rate of 0.2 and 4.2 percentage points for the three and twelve months ended December 31, 2018, respectively, and 0.2 and 5.5 percentage points for the three and twelve months ended December 31, 2017, respectively.

Net Income (Loss) and Earnings (Loss) Per Share
For the three months ended December 31, 2018, Net Income (Loss) Attributable to Evercore Inc. and Earnings (Loss) Per Share were $163.3 million and $3.67, respectively, compared to ($19.4) million and ($0.50), respectively, for the three months ended December 31, 2017, principally driven by an increase in Net Revenues in the Investment Banking business and a decrease in the effective tax rate.

For the twelve months ended December 31, 2018, Net Income Attributable to Evercore Inc. and Earnings Per Share of $377.2 million and $8.33, respectively, increased 201% and 198%, respectively, versus the twelve months ended December 31, 2017, principally driven by an increase in Net Revenues in the Investment Banking business and a decrease in the effective tax rate.

Selected Financial Data - Adjusted Results:

The following is a discussion of Evercore's results on an Adjusted basis. See pages 8 to 9 and A-2 to A-12 for further information and reconciliations of these non-GAAP metrics to our U.S. GAAP results.

	Adjusted(1)(2)
	Three Months Ended			Twelve Months Ended
	December 31, 2018	December 31, 2017	% Change	December 31, 2018	December 31, 2017	% Change
	(dollars in thousands, except per share data)
Net Revenues	$776,198	$476,751	63%	$2,083,200	$1,654,070	26%
Operating Income	$263,559	$134,192	96%	$590,959	$426,497	39%
Net Income Attributable to Evercore Inc.	$194,208	$77,998	149%	$453,957	$276,371	64%
Diluted Earnings Per Share	$3.93	$1.55	154%	$9.01	$5.45	65%
Compensation Ratio	55.0%	56.0%		56.7%	57.5%
Operating Margin	34.0%	28.1%		28.4%	25.8%
Effective Tax Rate	24.7%	37.0%		20.8%	31.3%

(1) The Adjusted presentation for current and prior periods was revised to eliminate the netting of client related expenses with their related revenue. The revised presentation reflects the expense and related revenue gross. See pages 9 and 19 for further discussion.

(2) Excluded from the Company’s Adjusted results for the three and twelve months ended December 31, 2017 is the impact of the enactment of the Tax Cuts and Jobs Act, that was signed into law on December 22, 2017, on deferred tax assets and our tax receivable agreement. See pages 3, 4, 7 and A-3 for further discussion.

Adjusted Net Revenues
For the three months ended December 31, 2018, Adjusted Net Revenues of $776.2 million increased 63% versus the three months ended December 31, 2017, primarily driven by an increase in Advisory Fees. For the twelve months ended December 31, 2018, Adjusted Net Revenues of $2.083 billion increased 26% versus the twelve months ended December 31, 2017, primarily driven by an increase in Advisory Fees. See the Business Line Reporting - Discussion of Adjusted Results below for further information.

The Company adopted the new accounting standard, ASC 606, "Revenue from Contracts with Customers," on January 1, 2018. Under ASC 606, revenue is recognized when all material conditions for completion have been met and it is probable that a significant revenue reversal will not occur in a future period. The application of this standard resulted in advisory revenue of $3.4 million being recognized in the fourth quarter of 2018, representing variable consideration under the standard, substantially all of which would have been recognized in the first quarter of 2019 under the legacy accounting standard, and advisory revenue of $50.8 million being recognized in the third quarter of 2018, representing variable consideration under the standard, substantially all of which would have been recognized in the fourth quarter of 2018 under the legacy accounting standard.

Adjusted Compensation Ratio
For the three months ended December 31, 2018, the Adjusted compensation ratio was 55.0% versus 56.0% for the three months ended December 31, 2017. For the twelve months ended December 31, 2018, the Adjusted compensation ratio was 56.7% versus 57.5% for the twelve months ended December 31, 2017. The decrease in the Adjusted compensation ratio for the three and twelve months ended December 31, 2018 reflects a significant increase in revenues in 2018, partially offset by the elevated level of expense associated with the significant investment in Advisory talent in 2018, as well as increased expense from compensation associated with recruiting senior talent in 2016 and 2017. See the Business Line Reporting - Discussion of Adjusted Results below for further information.

Adjusted Operating Income
For the three months ended December 31, 2018, Adjusted Operating Income of $263.6 million increased 96% versus the three months ended December 31, 2017, driven by an increase in Net Revenues, partially offset by increased compensation and non-compensation costs in the Investment Banking business. For the twelve months ended December 31, 2018, Adjusted Operating Income of $591.0 million increased 39% versus the twelve months ended December 31, 2017, driven by an increase in Net Revenues, partially offset by increased compensation and non-compensation costs in the Investment Banking business. See the Business Line Reporting - Discussion of Adjusted Results below for further information.

Adjusted Effective Tax Rate
For the three months ended December 31, 2018, the Adjusted effective tax rate was 24.7% versus 37.0% for the three months ended December 31, 2017. For the twelve months ended December 31, 2018, the Adjusted effective tax rate was 20.8% versus 31.3% for the twelve months ended December 31, 2017.

In conjunction with the enactment of the Tax Cuts and Jobs Act on December 22, 2017, which reduced income tax rates in the U.S. in 2018 and future years, our Adjusted effective tax rate for the three and twelve months ended December 31, 2018 was reduced by 13 percentage points before the impact of the application of the share-based compensation accounting standard, described below.

The Adjusted effective tax rate includes a benefit of $0.3 million and $24.2 million for the three and twelve months ended December 31, 2018, respectively, and $0.5 million and $26.6 million for the three and twelve months ended December 31, 2017, respectively, following the application of a new accounting standard, effective January 1, 2017, related to share-based compensation, which requires that the tax deduction or expense associated with the appreciation or depreciation in the Firm's share price upon vesting of employee share-based awards above or below the original grant price be reflected in income tax expense. This benefit resulted in a decrease in the Adjusted effective tax rate of 0.1 and 4.2 percentage points for the three and twelve months ended December 31, 2018, respectively, and 0.4 and 6.4 percentage points for the three and twelve months ended December 31, 2017, respectively.

The Adjusted effective tax rate for the three and twelve months ended December 31, 2017, excludes adjustments related to the impact of the enactment of the Tax Cuts and Jobs Act, that was signed into law on December 22, 2017, on deferred tax assets and our tax receivable agreement, as described above in Selected Financial Data - U.S. GAAP Results.

Adjusted Net Income and Earnings Per Share
For the three months ended December 31, 2018, Adjusted Net Income Attributable to Evercore Inc. and Adjusted Earnings Per Share of $194.2 million and $3.93, respectively, increased 149% and 154%, respectively, versus the three months ended December 31, 2017, driven by an increase in Net Revenues in the Investment Banking business and a decrease in the effective tax rate.

For the twelve months ended December 31, 2018, Adjusted Net Income Attributable to Evercore Inc. and Adjusted Earnings Per Share of $454.0 million and $9.01, respectively, increased 64% and 65%, respectively, versus the twelve months ended December 31, 2017, driven by an increase in Net Revenues in the Investment Banking business and a decrease in the effective tax rate.

Evercore's quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Non-GAAP Measures:

Throughout this release certain information is presented on an Adjusted basis, which is a non-GAAP measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), and then those results are adjusted to exclude certain items and reflect the conversion of vested and certain unvested Evercore LP Units and Interests into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Evercore's Adjusted Net Income Attributable to Evercore Inc. for the three and twelve months ended December 31, 2018 was higher than U.S. GAAP as a result of the exclusion of expenses associated with awards granted in conjunction with certain of the Company's acquisitions, and certain other business acquisition-related charges and Special Charges.

Acquisition-related compensation charges for 2018 include expenses associated with awards granted in conjunction with the Company's acquisition of ISI. Acquisition-related charges for 2018 also include professional fees incurred and amortization of intangible assets.

Special Charges for 2018 relate to separation benefits and costs of terminating certain contracts associated with closing the agency trading platform in the U.K. and separation benefits and related charges associated with the Company's businesses in Mexico, as well as the acceleration of depreciation expense for leasehold improvements in conjunction with the previously announced expansion of our headquarters in New York.

Evercore's Adjusted Diluted Shares Outstanding for the three and twelve months ended December 31, 2018 were higher than U.S. GAAP as a result of the inclusion of certain Evercore LP Units.

This release also presents changes in Adjusted Investment Management Operating Income and Adjusted Investment Management Operating Margin from the prior-year periods assuming that the restructuring of certain Investment Management affiliates occurred on December 31, 2016. This includes the sale of the Institutional Trust and Independent Fiduciary business of ETC that occurred on October 18, 2017. Evercore believes this is useful additional information for investors because it improves the comparability of period-over-period results and aligns with management's view of business performance.

Further details of these adjustments, as well as an explanation of similar amounts for the three and twelve months ended December 31, 2017 are included in Annex I, pages A-2 to A-12.

Reclassifications:

Certain balances in the prior period were reclassified to conform to their current presentation in this release. "Investment Banking Revenue" has been disaggregated into "Advisory Fees," "Underwriting Fees" and "Commissions and Related Fees" and "Investment Management Revenue" has been renamed to "Asset Management and Administration Fees." "Other Revenue, Including Interest" has been renamed to "Other

Revenue, Including Interest and Investments" and principal trading gains and losses and realized and unrealized gains and losses on private equity investments have been reclassified from Investment Banking Revenue and Investment Management Revenue to "Other Revenue, Including Interest and Investments."

During the fourth quarter of 2018, the Company’s Adjusted presentation for current and prior periods was revised to eliminate the netting of client related expenses, expenses associated with revenue sharing engagements with third parties and provisions for uncollected receivables with their related revenue. The revised presentation reflects the expense and related revenue gross. The Company revised its presentation for these expenses in order to align with the treatment under U.S. GAAP. There was no impact on Adjusted Operating Income, Net Income or Earnings Per Share.

Business Line Reporting - Discussion of U.S. GAAP Results

The following is a discussion of Evercore's segment results on a U.S. GAAP basis.

Investment Banking

	U.S. GAAP
	Three Months Ended			Twelve Months Ended
	December 31, 2018	December 31, 2017	% Change	December 31, 2018	December 31, 2017	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking:
Advisory Fees(1)	$696,214	$384,571	81%	$1,743,473	$1,324,412	32%
Underwriting Fees(2)	8,907	15,657	(43%)	71,691	45,827	56%
Commissions and Related Fees	60,568	56,732	7%	200,015	205,630	(3%)
Other Revenue, net(3)	(6,375)	61,830	NM	(3,156)	58,399	NM
Net Revenues	759,314	518,790	46%	2,012,023	1,634,268	23%

Expenses:
Employee Compensation and Benefits	423,017	266,261	59%	1,166,169	926,494	26%
Non-compensation Costs	86,068	74,240	16%	307,486	270,843	14%
Special Charges	1,148	—	NM	5,012	14,400	(65%)
Total Expenses	510,233	340,501	50%	1,478,667	1,211,737	22%

Operating Income	$249,081	$178,289	40%	$533,356	$422,531	26%

Compensation Ratio	55.7%	51.3%		58.0%	56.7%
Non-compensation Ratio	11.3%	14.3%		15.3%	16.6%
Operating Margin	32.8%	34.4%		26.5%	25.9%

Advisory Client Transactions(4)	309	246	26%	663	574	16%
Advisory Fees in Excess of $1 million(4)	135	74	82%	345	255	35%

(1) The application of the new revenue accounting standard, ASC 606, resulted in advisory revenue of $3,374 being recognized in the fourth quarter of 2018, representing variable consideration under the standard, substantially all of which would have been recognized in the first quarter of 2019 under the legacy accounting standard, and advisory revenue of $50,829 being recognized in the third quarter of 2018, representing variable consideration under the standard, substantially all of which would have been recognized in the fourth quarter of 2018 under the legacy accounting standard.

(2) The application of the new revenue accounting standard, ASC 606, resulted in client related expenses for underwriting transactions being presented gross (previously presented net) in related revenues and expenses on a U.S. GAAP basis for the three and twelve months ended December 31, 2018. Underwriting Fees are gross of related non-compensation expenses of $767 and $4,680 for the three and twelve months ended December 31, 2018, respectively.

(3) Includes ($95) and ($701) of principal trading losses that were previously included in Investment Banking Revenue for the three and twelve months ended December 31, 2017, respectively, to conform to the current presentation.

(4) Includes Advisory and Underwriting Transactions.

Revenues

During the three months ended December 31, 2018, fees for Advisory services increased 81% versus the three months ended December 31, 2017, reflecting an increase in the number of Advisory fees in excess of $1 million. Underwriting Fees of $8.9 million for the three months ended December 31, 2018 decreased 43% versus the three months ended December 31, 2017. We participated in 7 underwriting transactions during the three months ended December 31, 2018 (vs. 18 in Q4 2017); 4 as a bookrunner (vs. 13 in Q4 2017). Commissions and Related Fees for the three months ended December 31, 2018 increased 7% versus the three months ended December 31, 2017.

During the twelve months ended December 31, 2018, fees for Advisory services increased 32% versus the twelve months ended December 31, 2017, as we continued to advise clients on a wide variety of matters including strategic M&A, activism, restructuring and capital raising. Underwriting Fees of $71.7 million for the twelve months ended December 31, 2018 increased 56% versus the twelve months ended December 31, 2017. We participated in 50 underwriting transactions during the twelve months ended December 31, 2018 (vs. 58 in 2017); 35 as a bookrunner (vs. 33 in 2017). Commissions and Related Fees for the twelve months ended December 31, 2018 decreased 3% versus the twelve months ended December 31, 2017, principally driven by the trend of institutional clients adjusting the level of payments for research services.

On December 31, 2017, the Company exchanged all of its outstanding equity interests in G5 for debentures of G5. Other Revenue, net, for the three and twelve months ended December 31, 2017 includes a loss of $16.3 million related to the release of cumulative foreign exchange losses resulting from the restructuring of our equity method investment in G5. Other Revenue, net, for the three and twelve months ended December 31, 2017 also includes an estimated gain of $77.5 million related to a reduction in the liability for amounts due pursuant to our tax receivable agreement, which was re-measured following the decrease in income tax rates in the U.S. in 2018 and future years upon the enactment of the Tax Cuts and Jobs Act on December 22, 2017.

Expenses

Compensation costs were $423.0 million for the three months ended December 31, 2018, an increase of 59% from the fourth quarter of last year. The compensation ratio was 55.7% for the three months ended December 31, 2018, compared to 51.3% for the three months ended December 31, 2017. Compensation costs were $1.166 billion for the twelve months ended December 31, 2018, an increase of 26% from the twelve months ended December 31, 2017. The compensation ratio was 58.0% for the twelve months ended December 31, 2018, compared to 56.7% for the twelve months ended December 31, 2017. The compensation ratio for the three and twelve months ended December 31, 2018 reflects the elevated level of expense associated with the significant investment in Advisory talent in 2018, as well as increased expense from compensation associated with recruiting senior talent in 2016 and 2017. The compensation ratio was lower for the twelve months ended December 31, 2017 partially due to the expense reversal associated with acquisition-related LP Interests during the first quarter of 2017.

Non-compensation Costs for the three months ended December 31, 2018 were $86.1 million, up 16% compared to the fourth quarter of last year. The increase in Non-compensation Costs versus last year reflects the addition of personnel, increased occupancy costs, increased professional fees and the inclusion of underwriting expenses in 2018 pursuant to the new accounting requirements. The ratio of Non-compensation Costs to Net Revenues for the three months ended December 31, 2018 of 11.3% decreased from 14.3% for the fourth quarter of last year, driven by higher revenue in 2018. Non-compensation Costs for the twelve months ended December 31, 2018 were $307.5 million, up 14% from the twelve months ended December 31, 2017. The increase in Non-compensation Costs versus last year reflects the addition of personnel, increased occupancy costs, increased professional fees and the inclusion of underwriting expenses in 2018 pursuant to the new accounting requirements. The ratio of Non-compensation Costs to Net Revenues for the twelve months ended December 31, 2018 of 15.3% decreased from 16.6% for the twelve months ended December 31, 2017, driven by higher revenue in 2018.

Special Charges for the three months ended December 31, 2018 primarily reflect the acceleration of depreciation expense for leasehold improvements in conjunction with the previously announced expansion of our headquarters in New York. Special Charges for the twelve months ended December 31, 2018 reflect separation benefits and costs of terminating certain contracts associated with closing the agency trading platform in the U.K. and separation benefits and related charges associated with the Company's businesses in Mexico, as well as the acceleration of depreciation expense for leasehold improvements in conjunction with the previously announced expansion of our headquarters in New York. Special Charges for the twelve months ended December 31, 2017 reflect an impairment charge related to our former equity method investment in G5, resulting from the sustained negative economic and political climate in Brazil.

Investment Management

	U.S. GAAP
	Three Months Ended			Twelve Months Ended
	December 31, 2018	December 31, 2017	% Change	December 31, 2018	December 31, 2017	% Change
	(dollars in thousands)
Net Revenues:
Asset Management and Administration Fees(1)	$11,643	$12,611	(8%)	$48,246	$59,648	(19%)
Other Revenue, net(1)	449	8,630	(95%)	4,436	10,433	(57%)
Net Revenues	12,092	21,241	(43%)	52,682	70,081	(25%)

Expenses:
Employee Compensation and Benefits	7,619	7,065	8%	31,004	36,018	(14%)
Non-compensation costs	3,348	4,389	(24%)	12,957	16,746	(23%)
Special Charges	—	3,930	NM	—	11,037	NM
Total Expenses	10,967	15,384	(29%)	43,961	63,801	(31%)

Operating Income	$1,125	$5,857	(81%)	$8,721	$6,280	39%

Compensation Ratio	63.0%	33.3%		58.9%	51.4%
Non-compensation Ratio	27.7%	20.7%		24.6%	23.9%
Operating Margin	9.3%	27.6%		16.6%	9.0%

Assets Under Management (in millions)(2)	$9,135	$8,963	2%	$9,135	$8,963	2%

(1) $610 and $2,037 of net realized and unrealized gains on private equity investments have been classified in Other Revenue, net, for the three and twelve months ended December 31, 2017, respectively, to conform to the current presentation.

(2) Assets Under Management reflect end of period amounts from our consolidated subsidiaries.

Revenues

	U.S. GAAP
	Three Months Ended			Twelve Months Ended
	December 31, 2018	December 31, 2017	% Change	December 31, 2018	December 31, 2017	% Change
	(dollars in thousands)
Asset Management and Administration Fees:
Wealth Management	$11,049	$10,552	5%	$44,875	$40,288	11%
Institutional Asset Management	594	990	(40%)	3,371	3,628	(7%)
Disposed and Restructured Businesses(1)	—	1,069	NM	—	15,732	NM
Total Asset Management and Administration Fees	$11,643	$12,611	(8%)	$48,246	$59,648	(19%)

(1) Reflects the Institutional Trust and Independent Fiduciary business of ETC, which was previously a consolidated business.
On October 18, 2017, the Company completed the sale of the Institutional Trust and Independent Fiduciary business of ETC.

On December 31, 2017, the Company exchanged all of its outstanding equity interests in G5 for debentures of G5.

Asset Management and Administration Fees of $11.6 million for the three months ended December 31, 2018 decreased 8% compared to the fourth quarter of last year, following the sale of the Institutional Trust and Independent Fiduciary business of ETC during the fourth quarter of 2017. Fees from Wealth Management clients increased 5%, as associated AUM increased 3%.

Asset Management and Administration Fees of $48.2 million for the twelve months ended December 31, 2018 decreased 19% compared to the twelve months ended December 31, 2017, following the sale of the Institutional Trust and Independent Fiduciary business of ETC during the fourth quarter of 2017. Fees from Wealth Management clients increased 11%, as associated AUM increased 3%.

Expenses

Investment Management's expenses for the three months ended December 31, 2018 were $11.0 million, a decrease of 29% compared to the fourth quarter of last year, principally due to the sale of the Institutional Trust and Independent Fiduciary business of ETC during the fourth quarter of 2017 and a reduction in Special Charges. Investment Management expenses for the twelve months ended December 31, 2018 were $44.0 million, down 31% from the twelve months ended December 31, 2017, principally due to the sale of the Institutional Trust and Independent Fiduciary business of ETC during the fourth quarter of 2017 and a reduction in Special Charges.

Business Line Reporting - Discussion of Adjusted Results

The following is a discussion of Evercore's segment results on an Adjusted basis. See pages 8 to 9 and A-2 to A-12 for further information and reconciliations of these metrics to our U.S. GAAP results.

Investment Banking

	Adjusted(1)
	Three Months Ended			Twelve Months Ended
	December 31, 2018	December 31, 2017	% Change	December 31, 2018	December 31, 2017	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking:
Advisory Fees(2)(3)	$696,435	$384,959	81%	$1,743,991	$1,324,689	32%
Underwriting Fees(4)	8,907	15,657	(43%)	71,691	45,827	56%
Commissions and Related Fees	60,568	56,732	7%	200,015	205,630	(3%)
Other Revenue, net(5)	(4,035)	3,027	NM	6,045	7,090	(15%)
Net Revenues	761,875	460,375	65%	2,021,742	1,583,236	28%

Expenses:
Employee Compensation and Benefits	419,246	259,797	61%	1,150,928	915,050	26%
Non-compensation Costs	82,426	71,557	15%	297,373	260,877	14%
Total Expenses	501,672	331,354	51%	1,448,301	1,175,927	23%

Operating Income	$260,203	$129,021	102%	$573,441	$407,309	41%

Compensation Ratio	55.0%	56.4%		56.9%	57.8%
Non-compensation Ratio	10.8%	15.5%		14.7%	16.5%
Operating Margin	34.2%	28.0%		28.4%	25.7%

Advisory Client Transactions(6)	309	246	26%	663	574	16%
Advisory Fees in Excess of $1 million(6)	135	74	82%	345	255	35%

(1) The Adjusted presentation for current and prior periods was revised to eliminate the netting of client related expenses with their related revenue. The revised presentation reflects the expense and related revenue gross. See pages 9 and 19 for further discussion.

(2) Advisory Fees on an Adjusted basis reflect the reclassification of earnings related to our equity investment in Luminis of $221 and $388 for the three months ended December 31, 2018 and 2017, respectively, and $518 and $499 for the twelve months ended December 31, 2018 and 2017, respectively, and the reclassification of losses related to our former equity method investment in G5 - Advisory of ($222) for the twelve months ended December 31, 2017.

(3) The application of the new revenue accounting standard, ASC 606, resulted in advisory revenue of $3,374 being recognized in the fourth quarter of 2018, representing variable consideration under the standard, substantially all of which would have been recognized in the first quarter of 2019 under the legacy accounting standard, and advisory revenue of $50,829 being recognized in the third quarter of 2018, representing variable consideration under the standard, substantially all of which would have been recognized in the fourth quarter of 2018 under the legacy accounting standard.

(4) The application of the new revenue accounting standard, ASC 606, resulted in client related expenses for underwriting transactions being presented gross (previously presented net) in related revenues and expenses for the three and twelve months ended December 31, 2018. Underwriting Fees are gross of related non-compensation expenses of $767 and $4,680 for the three and twelve months ended December 31, 2018, respectively.

(5) Includes ($95) and ($701) of principal trading losses that were previously included in Investment Banking Revenue for the three and twelve months ended December 31, 2017, respectively, to conform to the current presentation.

(6) Includes Advisory and Underwriting Transactions.

Adjusted Revenues

During the three months ended December 31, 2018, fees for Advisory services increased 81% versus the three months ended December 31, 2017, reflecting an increase in the number of Advisory fees in excess of $1 million. Underwriting Fees of $8.9 million for the three months ended December 31, 2018 decreased 43% versus the three months ended December 31, 2017. We participated in 7 underwriting transactions during the three months ended December 31, 2018 (vs. 18 in Q4 2017); 4 as a bookrunner (vs. 13 in Q4 2017).

Commissions and Related Fees for the three months ended December 31, 2018 increased 7% versus the three months ended December 31, 2017.

During the twelve months ended December 31, 2018, fees for Advisory services increased 32% versus the twelve months ended December 31, 2017, as we continued to advise clients on a wide variety of matters including strategic M&A, activism, restructuring and capital raising. Underwriting Fees of $71.7 million for the twelve months ended December 31, 2018 increased 56% versus the twelve months ended December 31, 2017. We participated in 50 underwriting transactions during the twelve months ended December 31, 2018 (vs. 58 in 2017); 35 as a bookrunner (vs. 33 in 2017). Commissions and Related Fees for the twelve months ended December 31, 2018 decreased 3% versus the twelve months ended December 31, 2017, principally driven by the trend of institutional clients adjusting the level of payments for research services.

Adjusted Expenses

Adjusted compensation costs were $419.2 million for the three months ended December 31, 2018, an increase of 61% from the fourth quarter of last year. The Adjusted compensation ratio was 55.0% for the three months ended December 31, 2018, compared to the Adjusted compensation ratio reported for the fourth quarter of last year of 56.4%. Adjusted compensation costs for the twelve months ended December 31, 2018 were $1.151 billion, an increase of 26% from the twelve months ended December 31, 2017. The Adjusted compensation ratio was 56.9% for the twelve months ended December 31, 2018, compared to the Adjusted compensation ratio reported for the twelve months ended December 31, 2017 of 57.8%. The decrease in the Adjusted compensation ratio for the three and twelve months ended December 31, 2018 reflects a significant increase in revenues in 2018, partially offset by the elevated level of expense associated with the significant investment in Advisory talent in 2018, as well as increased expense from compensation associated with recruiting senior talent in 2016 and 2017.

Adjusted Non-compensation Costs for the three months ended December 31, 2018 were $82.4 million, up 15% from the fourth quarter of last year. The increase in Adjusted Non-compensation Costs versus last year reflects the addition of personnel, increased occupancy costs and increased professional fees. The ratio of Adjusted Non-compensation Costs to Adjusted Net Revenues for the three months ended December 31, 2018 of 10.8% decreased from 15.5% for the fourth quarter of last year, driven by higher revenue in 2018. Adjusted Non-compensation Costs for the twelve months ended December 31, 2018 were $297.4 million, up 14% from the twelve months ended December 31, 2017 due to the addition of personnel, increased occupancy costs and increased professional fees. The ratio of Adjusted Non-compensation Costs to Adjusted Net Revenues for the twelve months ended December 31, 2018 of 14.7% decreased from 16.5% for the twelve months ended December 31, 2017, driven by higher revenue in 2018.

Investment Management

	Adjusted(1)
	Three Months Ended			Twelve Months Ended
	December 31, 2018	December 31, 2017	% Change	December 31, 2018	December 31, 2017	% Change
	(dollars in thousands)
Net Revenues:
Asset Management and Administration Fees(2)	$13,874	$15,554	(11%)	$57,022	$68,209	(16%)
Other Revenue, net(2)	449	822	(45%)	4,436	2,625	69%
Net Revenues	14,323	16,376	(13%)	61,458	70,834	(13%)

Expenses:
Employee Compensation and Benefits	7,619	7,065	8%	31,004	36,018	(14%)
Non-compensation Costs	3,348	4,140	(19%)	12,936	15,628	(17%)
Total Expenses	10,967	11,205	(2%)	43,940	51,646	(15%)

Operating Income	$3,356	$5,171	(35%)	$17,518	$19,188	(9%)

Compensation Ratio	53.2%	43.1%		50.4%	50.8%
Non-compensation Ratio	23.4%	25.3%		21.0%	22.1%
Operating Margin	23.4%	31.6%		28.5%	27.1%

Assets Under Management (in millions)(3)	$9,135	$8,963	2%	$9,135	$8,963	2%

(1) The Adjusted presentation for current and prior periods was revised to eliminate the netting of client related expenses with their related revenue. The revised presentation reflects the expense and related revenue gross. See pages 9 and 19 for further discussion.

(2) $610 and $2,037 of net realized and unrealized gains on private equity investments have been classified in Other Revenue, net, for the three and twelve months ended December 31, 2017, respectively, to conform to the current presentation.

(3) Assets Under Management reflect end of period amounts from our consolidated subsidiaries.

Adjusted Revenues

	Adjusted(1)
	Three Months Ended			Twelve Months Ended
	December 31, 2018	December 31, 2017	% Change	December 31, 2018	December 31, 2017	% Change
	(dollars in thousands)
Asset Management and Administration Fees:
Wealth Management	$11,049	$10,552	5%	$44,875	$40,288	11%
Institutional Asset Management	594	990	(40%)	3,371	3,628	(7%)
Disposed and Restructured Businesses(2)	—	1,069	NM	—	15,732	NM
Equity in Earnings of Affiliates(3)	2,231	2,943	(24%)	8,776	8,561	3%
Total Asset Management and Administration Fees	$13,874	$15,554	(11%)	$57,022	$68,209	(16%)

(1) The Adjusted presentation for current and prior periods was revised to eliminate the netting of client related expenses with their related revenue. The revised presentation reflects the expense and related revenue gross. See pages 9 and 19 for further discussion.

(2) Reflects the Institutional Trust and Independent Fiduciary business of ETC.

(3) Equity in ABS, Atalanta Sosnoff and G5 - Wealth Management (through December 31, 2017, the date the Company exchanged all of its outstanding equity interests for debentures of G5) on a U.S. GAAP basis are reclassified from Asset Management and Administration Fees to Income from Equity Method Investments.

On October 18, 2017, the Company completed the sale of the Institutional Trust and Independent Fiduciary business of ETC.

On December 31, 2017, the Company exchanged all of its outstanding equity interests in G5 for debentures in G5.

Adjusted Asset Management and Administration Fees of $13.9 million for the three months ended December 31, 2018 decreased 11% compared to the fourth quarter of last year, following the sale of the Institutional Trust and Independent Fiduciary business of ETC during the fourth quarter of 2017. Fees from Wealth Management clients increased 5%, as associated AUM increased 3%.

Equity in Earnings of Affiliates of $2.2 million for the three months ended December 31, 2018 decreased relative to the fourth quarter of last year, driven principally by lower income earned in the fourth quarter of 2018 by ABS.

Adjusted Asset Management and Administration Fees of $57.0 million for the twelve months ended December 31, 2018 decreased 16% compared to the twelve months ended December 31, 2017, following the sale of the Institutional Trust and Independent Fiduciary business of ETC during the fourth quarter of 2017. Fees from Wealth Management clients increased 11%, as associated AUM increased 3%.

Equity in Earnings of Affiliates of $8.8 million for the twelve months ended December 31, 2018 increased relative to the twelve months ended December 31, 2017, driven principally by higher income earned by Atalanta Sosnoff in 2018.

Adjusted Expenses

Investment Management's Adjusted expenses for the three months ended December 31, 2018 were $11.0 million, down 2% compared to the fourth quarter of last year. Adjusted Investment Management expenses for the twelve months ended December 31, 2018 were $43.9 million, down 15% from the twelve months ended December 31, 2017, principally due to the sale of the Institutional Trust and Independent Fiduciary business of ETC during the fourth quarter of 2017.

Assuming the restructuring of our Investment Management affiliate noted above had occurred on December 31, 2016, Investment Management's Adjusted Operating Income for the three months ended December 31, 2018 would have decreased 38% when compared to the three months ended December 31, 2017, and for the twelve months ended December 31, 2018 would have increased 16% when compared to the twelve months ended December 31, 2017; Investment Management's Adjusted Operating Margin would have been 35.5% for the fourth quarter of last year, compared to 23.4% for the fourth quarter of 2018, and 27.5% for the twelve months ended December 31, 2017, compared to 28.5% for the twelve months ended December 31, 2018.

Balance Sheet

The Company continues to maintain a strong balance sheet, holding cash, cash equivalents, marketable securities and certificates of deposit of $1.097 billion at December 31, 2018. Current assets exceed current liabilities by $739.4 million at December 31, 2018. Amounts due related to the Long-Term Notes Payable were $168.6 million at December 31, 2018.

Capital Transactions

On January 29, 2019, the Board of Directors of Evercore declared a quarterly dividend of $0.50 per share to be paid on March 8, 2019 to common stockholders of record on February 22, 2019.

During the three months ended December 31, 2018, the Company repurchased approximately 25 thousand shares from employees for the net settlement of stock-based compensation awards at an average price per share of $88.02 and approximately 1.2 million shares at an average price per share of $85.29 in open market transactions pursuant to the Company's share repurchase program. The aggregate approximately 1.2 million shares were acquired at an average price per share of $85.35. During the twelve months ended December 31, 2018, the Company repurchased approximately 1.1 million shares primarily from employees for the net settlement of stock-based compensation awards at an average price per share of $99.64 and approximately 2.0 million shares/units at an average price per share/unit of $89.81 in open market transactions pursuant to the Company's share repurchase program. The aggregate approximately 3.1 million shares/units were acquired at an average price per share/unit of $93.24.

During January 2019, the Company repurchased approximately 270 thousand shares at an average price per share of $74.07 in open market transactions pursuant to the Company's share repurchase program.

During the twelve months ended December 31, 2018, the Company granted to certain existing and new employees approximately 2.0 million unvested RSUs. The total shares available to be granted in the future under the Amended and Restated 2016 Evercore Inc. Stock Incentive Plan was approximately 5.3 million as of December 31, 2018.

Reclassifications

During the first quarter of 2018, the Company changed its U.S. GAAP and Adjusted presentation such that "Investment Banking Revenue" was disaggregated into "Advisory Fees," "Underwriting Fees" and "Commissions and Related Fees" and "Investment Management Revenue" was renamed to "Asset Management and Administration Fees." "Other Revenue, Including Interest" has been renamed to "Other Revenue, Including Interest and Investments" and principal trading gains and losses and realized and unrealized gains and losses on private equity investments have been reclassified from Investment Banking Revenue and Investment Management Revenue to "Other Revenue, net." The Company has reclassified prior periods to conform to their current presentation in this release.

During the fourth quarter of 2018, the Company’s Adjusted presentation for current and prior periods was revised to eliminate the netting of client related expenses, expenses associated with revenue sharing engagements with third parties and provisions for uncollected receivables with their related revenue. The revised presentation reflects the expense and related revenue gross. The Company revised its presentation for these expenses in order to align with the treatment under U.S. GAAP. There was no impact on Adjusted Operating Income, Net Income or Earnings Per Share. Further details of these reclassifications, as well as a revised Adjusted presentation for the quarterly and full year results for 2018, 2017 and 2016 are available on the For Investors section of Evercore’s website at www.evercore.com.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, January 30, 2019, accessible via telephone and the Internet. Investors and analysts may participate in the live conference call by dialing (877) 359-9508 (toll-free domestic) or (224) 357-2393 (international); passcode: 2195487. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (855) 859-2056 (toll-free domestic) or (404) 537-3406 (international); passcode: 2195487. A live audio webcast of the conference call will be available on the For Investors section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore

Evercore (NYSE: EVR) is a premier global independent investment banking advisory firm. We are dedicated to helping our clients achieve superior results through trusted independent and innovative advice on matters of strategic significance to boards of directors, management teams and shareholders, including mergers and acquisitions, strategic shareholder advisory, restructurings, and capital structure. Evercore also assists clients in raising public and private capital and delivers equity research and equity sales and agency trading execution, in addition to providing wealth and investment management services to high net worth and institutional investors. Founded in 1995, the Firm is headquartered in New York and maintains offices and affiliate offices in major financial centers in North America, Europe, South America, the Middle East and Asia. For more information, please visit www.evercore.com.

Investor Contact:    Jamie Easton
Head of Investor Relations, Evercore
212-857-3100

Media Contact:    Dana Gorman
The Abernathy MacGregor Group, for Evercore
212-371-5999

Basis of Alternative Financial Statement Presentation

Our Adjusted results are a non-GAAP measure. As discussed further under "Non-GAAP Measures", Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and better reflect management's view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of our U.S. GAAP results to Adjusted results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore's operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "backlog," "believes," "expects," "potential," "probable," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore's business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under "Risk Factors" discussed in Evercore's Annual Report on Form 10-K for the year ended December 31, 2017, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2018 AND 2017
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017

Revenues
Investment Banking:(1)
Advisory Fees(2)	$696,214	$384,571	$1,743,473	$1,324,412
Underwriting Fees(3)	8,907	15,657	71,691	45,827
Commissions and Related Fees	60,568	56,732	200,015	205,630
Asset Management and Administration Fees(1)	11,643	12,611	48,246	59,648
Other Revenue, Including Interest and Investments(4)	(1,775)	75,465	19,051	88,828
Total Revenues	775,557	545,036	2,082,476	1,724,345
Interest Expense(5)	4,151	5,005	17,771	19,996
Net Revenues	771,406	540,031	2,064,705	1,704,349

Expenses
Employee Compensation and Benefits	430,636	273,326	1,197,173	962,512
Occupancy and Equipment Rental	15,722	13,257	58,971	53,448
Professional Fees(6)	25,812	21,368	82,393	63,857
Travel and Related Expenses	17,896	17,203	68,754	64,179
Communications and Information Services	9,685	10,528	41,319	41,393
Depreciation and Amortization	6,845	6,552	27,054	24,819
Execution, Clearing and Custody Fees(6)	3,652	3,806	11,470	14,778
Special Charges	1,148	3,930	5,012	25,437
Acquisition and Transition Costs	—	697	21	1,673
Other Operating Expenses(6)	9,804	5,218	30,461	23,442
Total Expenses	521,200	355,885	1,522,628	1,275,538

Income Before Income from Equity Method Investments and Income Taxes	250,206	184,146	542,077	428,811
Income from Equity Method Investments	2,452	3,331	9,294	8,838
Income Before Income Taxes	252,658	187,477	551,371	437,649
Provision for Income Taxes	60,502	188,876	108,520	258,442
Net Income (Loss)	192,156	(1,399)	442,851	179,207
Net Income Attributable to Noncontrolling Interest	28,851	18,013	65,611	53,753
Net Income (Loss) Attributable to Evercore Inc.	$163,305	$(19,412)	$377,240	$125,454

Net Income (Loss) Attributable to Evercore Inc. Common Shareholders	$163,305	$(19,412)	$377,240	$125,454

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	40,111	38,985	40,595	39,641
Diluted	44,505	38,985	45,279	44,826

Net Income (Loss) Per Share Attributable to Evercore Inc. Common Shareholders:
Basic	$4.07	$(0.50)	$9.29	$3.16
Diluted	$3.67	$(0.50)	$8.33	$2.80

(1) Certain balances in the prior period were reclassified to conform to their current presentation. "Investment Banking Revenue" has been disaggregated into "Advisory Fees," "Underwriting Fees" and "Commissions and Related Fees" and "Investment Management Revenue" has been renamed to "Asset Management and Administration Fees."

(2) The application of the new revenue accounting standard, ASC 606, resulted in advisory revenue of $3,374 being recognized in the fourth quarter of 2018, representing variable consideration under the standard, substantially all of which would have been recognized in the first quarter of 2019 under the legacy accounting standard, and advisory revenue of $50,829 being recognized in the third quarter of 2018, representing variable consideration under the standard, substantially all of which would have been recognized in the fourth quarter of 2018 under the legacy accounting standard.

(3) The application of the new revenue accounting standard, ASC 606, resulted in client related expenses for underwriting transactions being presented gross (previously presented net) in related revenues and expenses on a U.S. GAAP basis for the three and twelve months ended December 31, 2018. Underwriting Fees are gross of related non-compensation expenses of $767 and $4,680 for the three and twelve months ended December 31, 2018, respectively.

(4) "Other Revenue, Including Interest" has been renamed to "Other Revenue, Including Interest and Investments" and principal trading losses of ($95) and ($701) for the three and twelve months ended December 31, 2017, respectively, and net realized and unrealized gains on private equity investments of $610 and $2,037 for the three and twelve months ended December 31, 2017, respectively, have been classified in Other Revenue, Including Interest and Investments, to conform to the current presentation.

(5) Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

(6) Other Operating Expenses of $3,543 and $13,572 for the three and twelve months ended December 31, 2017, respectively, and Professional Fees of $263 and $1,206 for the three and twelve months ended December 31, 2017, respectively, were reclassified to a new expense line item "Execution, Clearing and Custody Fees" to conform to the current presentation.

Adjusted Results
Throughout the discussion of Evercore's business segments and elsewhere in this release, information is presented on an Adjusted basis (formerly called "Adjusted Pro Forma"), which is a non-generally accepted accounting principles ("non-GAAP") measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), adjusted to exclude certain items and reflect the conversion of vested and certain unvested Evercore LP Units and Interests, as well as Acquisition Related Share Issuances and Unvested Restricted Stock Units granted to ISI employees, into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted amounts are allocated to the Company's two business segments: Investment Banking and Investment Management. The differences between the Adjusted and U.S. GAAP results are as follows:

1.
Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses, in Employee Compensation and Benefits, resulting from the vesting of Class E LP Units issued in conjunction with the acquisition of ISI, as well as Class G and H LP Interests and Class J LP Units. The amount of expense or the reversal of expense for the Class G and H LP Interests was based on the determination if it was probable that Evercore ISI would achieve certain earnings and margin targets in 2017 and in future periods. The Adjusted results assume these LP Units and certain Class G and H LP Interests have vested and have been exchanged for Class A shares. Accordingly, any expense or reversal of expense associated with these units and interests, and related awards, is excluded from the Adjusted results, and the noncontrolling interest related to these units is converted to a controlling interest. The Company's management believes that it is useful to provide the per-share effect associated with the assumed conversion of these previously granted equity interests, and thus the Adjusted results reflect the exchange of certain vested and unvested Evercore LP partnership units and interests and IPO related restricted stock unit awards into Class A shares.

2.
Adjustments Associated with Business Combinations and Divestitures. The following charges resulting from business combinations and divestitures have been excluded from the Adjusted results because the Company's Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:

a.
Amortization of Intangible Assets and Other Purchase Accounting-related Amortization. Amortization of intangible assets and other purchase accounting-related amortization from the acquisition of ISI and certain other acquisitions.

b.	Acquisition and Transition Costs. Primarily professional fees incurred and costs related to transitioning acquisitions or divestitures.
c. Fair Value of Contingent Consideration. The expense, or reversal of expense, associated with changes in the fair value of contingent consideration issued to the sellers of certain of the Company's acquisitions.
d. Gain on Sale of Institutional Trust and Independent Fiduciary business of ETC. The gain resulting from the sale of the Institutional Trust and Independent Fiduciary business of ETC in the fourth quarter of 2017.
e. Foreign Exchange Gains / (Losses). Release of cumulative foreign exchange losses resulting from the restructuring of our equity method investment in G5 in the fourth quarter of 2017.

3.
Special Charges. Expenses during 2018 that are excluded from the Adjusted presentation relate to separation benefits and costs of terminating certain contracts associated with closing the agency trading platform in the U.K. and separation benefits and related charges associated with the Company's businesses in Mexico, as well as the acceleration of depreciation expense for leasehold improvements in conjunction with the previously announced expansion of our headquarters in New York. Expenses during 2017 that are excluded from the Adjusted presentation relate to a charge for the impairment of goodwill in the

Institutional Asset Management reporting unit and a charge for the impairment of our investment in G5 in the second quarter and the sale of the Institutional Trust and Independent Fiduciary business of ETC during the fourth quarter of 2017.

4.
Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation and therefore, not all of the Company's income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted earnings to assume that the Company is subject to the statutory tax rates of a C-Corporation under a conventional corporate tax structure in the U.S. at the prevailing corporate rates and that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis. This assumption is consistent with the assumption that certain Evercore LP Units and Interests are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company.

Excluded from the Company’s Adjusted results are adjustments related to the impact of the enactment of the Tax Cuts and Jobs Act that was signed into law on December 22, 2017, which resulted in a reduction in income tax rates in the U.S. in 2018 and future years. The enactment of this tax reform resulted in a charge to the Provision for Income Taxes for the fourth quarter of 2017 of $143.3 million primarily resulting from the estimated re-measurement of net deferred tax assets, which relates primarily to temporary differences from the step-up in basis associated with the exchange of partnership units, deferred compensation, accumulated other comprehensive income and depreciation of fixed assets and leasehold improvements. The tax reform also resulted in an estimated adjustment to Other Revenue for the fourth quarter of 2017 of $77.5 million related to the re-measurement of amounts due pursuant to our tax receivable agreement, which was reduced due to the lower enacted income tax rates in the U.S. in 2018 and future years.

5.
Presentation of Interest Expense. The Adjusted results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other Revenues, net, as the Company's Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, Adjusted Investment Banking and Investment Management Operating Income are presented before interest expense on debt, which is included in interest expense on a U.S. GAAP basis.

6.
Presentation of Income from Equity Method Investments. The Adjusted results present Income from Equity Method Investments within Revenue as the Company's Management believes it is a more meaningful presentation.

This release also presents changes in Adjusted Investment Management Operating Income and Adjusted Investment Management Operating Margin from the prior-year periods assuming that the restructuring of certain Investment Management affiliates occurred on December 31, 2016. This includes the sale of the Institutional Trust and Independent Fiduciary business of ETC that occurred on October 18, 2017. Evercore believes this is useful additional information for investors because it improves the comparability of period-over-period results and aligns with management's view of business performance.

During the fourth quarter of 2018, the Company’s Adjusted presentation for current and prior periods was revised to eliminate the netting of client related expenses, expenses associated with revenue sharing engagements with third parties and provisions for uncollected receivables with their related revenue. The revised presentation reflects the expense and related revenue gross. The Company revised its presentation for these expenses in order to align with the treatment under U.S. GAAP. There was no impact on Adjusted Operating Income, Net Income or Earnings Per Share.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net Revenues - U.S. GAAP	$771,406	$540,031	$2,064,705	$1,704,349
Income from Equity Method Investments (1)	2,452	3,331	9,294	8,838
Interest Expense on Debt (2)	2,340	2,466	9,201	9,960
Gain on Sale of Institutional Trust and Independent Fiduciary business of ETC (3)	—	(7,808)	—	(7,808)
Foreign Exchange Losses from G5 Transaction (4)	—	16,266	—	16,266
Adjustment to Tax Receivable Agreement Liability (8)	—	(77,535)	—	(77,535)
Net Revenues - Adjusted	$776,198	$476,751	$2,083,200	$1,654,070

Compensation Expense - U.S. GAAP	$430,636	$273,326	$1,197,173	$962,512
Amortization of LP Units / Interests and Certain Other Awards (5)	(3,771)	(6,464)	(15,241)	(11,444)
Compensation Expense - Adjusted	$426,865	$266,862	$1,181,932	$951,068

Operating Income - U.S. GAAP	$250,206	$184,146	$542,077	$428,811
Income from Equity Method Investments (1)	2,452	3,331	9,294	8,838
Pre-Tax Income - U.S. GAAP	252,658	187,477	551,371	437,649
Gain on Sale of Institutional Trust and Independent Fiduciary business of ETC (3)	—	(7,808)	—	(7,808)
Foreign Exchange Losses from G5 Transaction (4)	—	16,266	—	16,266
Amortization of LP Units / Interests and Certain Other Awards (5)	3,771	6,464	15,241	11,444
Special Charges (6)	1,148	3,930	5,012	25,437
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (7a)	2,157	2,235	8,628	9,411
Acquisition and Transition Costs (7b)	—	697	21	1,673
Fair Value of Contingent Consideration (7c)	1,485	—	1,485	—
Adjustment to Tax Receivable Agreement Liability (8)	—	(77,535)	—	(77,535)
Pre-Tax Income - Adjusted	261,219	131,726	581,758	416,537
Interest Expense on Debt (2)	2,340	2,466	9,201	9,960
Operating Income - Adjusted	$263,559	$134,192	$590,959	$426,497

Provision for Income Taxes - U.S. GAAP	$60,502	$188,876	$108,520	$258,442
Income Taxes (8)	3,918	(140,203)	12,368	(128,064)
Provision for Income Taxes - Adjusted	$64,420	$48,673	$120,888	$130,378

Net Income (Loss) Attributable to Evercore Inc. - U.S. GAAP	$163,305	$(19,412)	$377,240	$125,454
Gain on Sale of Institutional Trust and Independent Fiduciary business of ETC (3)	—	(7,808)	—	(7,808)
Foreign Exchange Losses from G5 Transaction (4)	—	16,266	—	16,266
Amortization of LP Units / Interests and Certain Other Awards (5)	3,771	6,464	15,241	11,444
Special Charges (6)	1,148	3,930	5,012	25,437
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (7a)	2,157	2,235	8,628	9,411
Acquisition and Transition Costs (7b)	—	697	21	1,673
Fair Value of Contingent Consideration (7c)	1,485	—	1,485	—
Adjustment to Tax Receivable Agreement Liability and Income Taxes, Net (8)	(3,918)	62,668	(12,368)	50,529
Noncontrolling Interest (9)	26,260	12,958	58,698	43,965
Net Income Attributable to Evercore Inc. - Adjusted	$194,208	$77,998	$453,957	$276,371

Diluted Shares Outstanding - U.S. GAAP	44,505	38,985	45,279	44,826
LP Units (10)	4,928	8,006	5,075	5,885
Unvested Restricted Stock Units - Event Based (10)	12	12	12	12
Unvested Restricted Stock Units - Service Based (10)	—	3,347	—	—
Diluted Shares Outstanding - Adjusted	49,445	50,350	50,366	50,723

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS (cont'd)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Key Metrics: (a)
Diluted Earnings (Loss) Per Share - U.S. GAAP	$3.67	$(0.50)	$8.33	$2.80
Diluted Earnings Per Share - Adjusted	$3.93	$1.55	$9.01	$5.45

Compensation Ratio - U.S. GAAP	55.8%	50.6%	58.0%	56.5%
Compensation Ratio - Adjusted	55.0%	56.0%	56.7%	57.5%

Operating Margin - U.S. GAAP	32.4%	34.1%	26.3%	25.2%
Operating Margin - Adjusted	34.0%	28.1%	28.4%	25.8%

Effective Tax Rate - U.S. GAAP	23.9%	100.7%	19.7%	59.1%
Effective Tax Rate - Adjusted	24.7%	37.0%	20.8%	31.3%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components on page A-4.

EVERCORE INC.
RECONCILIATION TO RESTRUCTURING OF INVESTMENT MANAGEMENT ADJUSTED RESULTS
(dollars in thousands)
(UNAUDITED)

	Three Months Ended			Twelve Months Ended
	December 31, 2018	December 31, 2017	% Change	December 31, 2018	December 31, 2017	% Change

Investment Management Net Revenues - U.S. GAAP	$12,092	$21,241	(43%)	$52,682	$70,081	(25%)
Adjustments - U.S. GAAP to Adjusted (a)	2,231	(4,865)	NM	8,776	753	NM
Investment Management Net Revenues - Adjusted	14,323	16,376	(13%)	61,458	70,834	(13%)
Sale of Institutional Trust and Independent Fiduciary Business of Evercore Trust Company (11)	—	(1,088)	NM	—	(15,639)	NM
Adjusted Investment Management Net Revenues - Including Restructuring of Investment Management Adjustments	$14,323	$15,288	(6%)	$61,458	$55,195	11%

Investment Management Expenses - U.S. GAAP	$10,967	$15,384	(29%)	$43,961	$63,801	(31%)
Adjustments - U.S. GAAP to Adjusted (a)	—	(4,179)	NM	(21)	(12,155)	100%
Investment Management Expenses - Adjusted	10,967	11,205	(2%)	43,940	51,646	(15%)
Sale of Institutional Trust and Independent Fiduciary Business of Evercore Trust Company (11)	—	(1,342)	NM	—	(11,605)	NM
Adjusted Investment Management Expenses - Including Restructuring of Investment Management Adjustments	$10,967	$9,863	11%	$43,940	$40,041	10%

Investment Management Operating Income - U.S. GAAP	$1,125	$5,857	(81%)	$8,721	$6,280	39%
Adjustments - U.S. GAAP to Adjusted (a)	2,231	(686)	NM	8,797	12,908	(32%)
Investment Management Operating Income - Adjusted	3,356	5,171	(35%)	17,518	19,188	(9%)
Sale of Institutional Trust and Independent Fiduciary Business of Evercore Trust Company (11)	—	254	NM	—	(4,034)	NM
Adjusted Investment Management Operating Income - Including Restructuring of Investment Management Adjustments	$3,356	$5,425	(38%)	$17,518	$15,154	16%

Key Metrics: (b)
Operating Margin - U.S. GAAP	9.3%	27.6%		16.6%	9.0%
Operating Margin - Adjusted	23.4%	31.6%		28.5%	27.1%
Adjusted Operating Margin - Including Restructuring of Investment Management Adjustments	23.4%	35.5%		28.5%	27.5%

(a) See pages A-7 and A-8 for details of U.S. GAAP to Adjusted adjustments.
(b) Reconciliations of the key metrics are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2018
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended December 31, 2018				Twelve Months Ended December 31, 2018
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking:
Advisory Fees	$696,214	$221	(1)	$696,435	$1,743,473	$518	(1)	$1,743,991
Underwriting Fees	8,907	—		8,907	71,691	—		71,691
Commissions and Related Fees	60,568	—		60,568	200,015	—		200,015
Other Revenue, net	(6,375)	2,340	(2)	(4,035)	(3,156)	9,201	(2)	6,045
Net Revenues	759,314	2,561		761,875	2,012,023	9,719		2,021,742

Expenses:
Employee Compensation and Benefits	423,017	(3,771)	(5)	419,246	1,166,169	(15,241)	(5)	1,150,928
Non-compensation Costs	86,068	(3,642)	(7)	82,426	307,486	(10,113)	(7)	297,373
Special Charges	1,148	(1,148)	(6)	—	5,012	(5,012)	(6)	—
Total Expenses	510,233	(8,561)		501,672	1,478,667	(30,366)		1,448,301

Operating Income (a)	$249,081	$11,122		$260,203	$533,356	$40,085		$573,441

Compensation Ratio (b)	55.7%			55.0%	58.0%			56.9%
Operating Margin (b)	32.8%			34.2%	26.5%			28.4%

	Investment Management Segment
	Three Months Ended December 31, 2018				Twelve Months Ended December 31, 2018
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$11,643	$2,231	(1)	$13,874	$48,246	$8,776	(1)	$57,022
Other Revenue, net	449	—		449	4,436	—		4,436
Net Revenues	12,092	2,231		14,323	52,682	8,776		61,458

Expenses:
Employee Compensation and Benefits	7,619	—		7,619	31,004	—		31,004
Non-compensation Costs	3,348	—		3,348	12,957	(21)	(7)	12,936
Total Expenses	10,967	—		10,967	43,961	(21)		43,940

Operating Income (a)	$1,125	$2,231		$3,356	$8,721	$8,797		$17,518

Compensation Ratio (b)	63.0%			53.2%	58.9%			50.4%
Operating Margin (b)	9.3%			23.4%	16.6%			28.5%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2017
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended December 31, 2017				Twelve Months Ended December 31, 2017
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking:
Advisory Fees	$384,571	$388	(1)	$384,959	$1,324,412	$277	(1)	$1,324,689
Underwriting Fees	15,657	—		15,657	45,827	—		45,827
Commissions and Related Fees	56,732	—		56,732	205,630	—		205,630
Other Revenue, net	61,830	(58,803)	(2)(4)(8)	3,027	58,399	(51,309)	(2)(4)(8)	7,090
Net Revenues	518,790	(58,415)		460,375	1,634,268	(51,032)		1,583,236

Expenses:
Employee Compensation and Benefits	266,261	(6,464)	(5)	259,797	926,494	(11,444)	(5)	915,050
Non-compensation Costs	74,240	(2,683)	(7)	71,557	270,843	(9,966)	(7)	260,877
Special Charges	—	—		—	14,400	(14,400)	(6)	—
Total Expenses	340,501	(9,147)		331,354	1,211,737	(35,810)		1,175,927

Operating Income (a)	$178,289	$(49,268)		$129,021	$422,531	$(15,222)		$407,309

Compensation Ratio (b)	51.3%			56.4%	56.7%			57.8%
Operating Margin (b)	34.4%			28.0%	25.9%			25.7%

	Investment Management Segment
	Three Months Ended December 31, 2017				Twelve Months Ended December 31, 2017
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$12,611	$2,943	(1)	$15,554	$59,648	$8,561	(1)	$68,209
Other Revenue, net	8,630	(7,808)	(3)	822	10,433	(7,808)	(3)	2,625
Net Revenues	21,241	(4,865)		16,376	70,081	753		70,834

Expenses:
Employee Compensation and Benefits	7,065	—		7,065	36,018	—		36,018
Non-compensation Costs	4,389	(249)	(7)	4,140	16,746	(1,118)	(7)	15,628
Special Charges	3,930	(3,930)	(6)	—	11,037	(11,037)	(6)	—
Total Expenses	15,384	(4,179)		11,205	63,801	(12,155)		51,646

Operating Income (a)	$5,857	$(686)		$5,171	$6,280	$12,908		$19,188

Compensation Ratio (b)	33.3%			43.1%	51.4%			50.8%
Operating Margin (b)	27.6%			31.6%	9.0%			27.1%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(dollars in thousands)
(UNAUDITED)

	U.S. GAAP
	Three Months Ended		Twelve Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Investment Banking
Net Revenues:
Investment Banking:
Advisory Fees	$696,214	$384,571	$1,743,473	$1,324,412
Underwriting Fees	8,907	15,657	71,691	45,827
Commissions and Related Fees	60,568	56,732	200,015	205,630
Other Revenue, net	(6,375)	61,830	(3,156)	58,399
Net Revenues	759,314	518,790	2,012,023	1,634,268

Expenses:
Employee Compensation and Benefits	423,017	266,261	1,166,169	926,494
Non-compensation Costs	86,068	74,240	307,486	270,843
Special Charges	1,148	—	5,012	14,400
Total Expenses	510,233	340,501	1,478,667	1,211,737

Operating Income (a)	$249,081	$178,289	$533,356	$422,531

Investment Management
Net Revenues:
Asset Management and Administration Fees	$11,643	$12,611	$48,246	$59,648
Other Revenue, net	449	8,630	4,436	10,433
Net Revenues	12,092	21,241	52,682	70,081

Expenses:
Employee Compensation and Benefits	7,619	7,065	31,004	36,018
Non-compensation Costs	3,348	4,389	12,957	16,746
Special Charges	—	3,930	—	11,037
Total Expenses	10,967	15,384	43,961	63,801

Operating Income (a)	$1,125	$5,857	$8,721	$6,280

Total
Net Revenues:
Investment Banking:
Advisory Fees	$696,214	$384,571	$1,743,473	$1,324,412
Underwriting Fees	8,907	15,657	71,691	45,827
Commissions and Related Fees	60,568	56,732	200,015	205,630
Asset Management and Administration Fees	11,643	12,611	48,246	59,648
Other Revenue, net	(5,926)	70,460	1,280	68,832
Net Revenues	771,406	540,031	2,064,705	1,704,349

Expenses:
Employee Compensation and Benefits	430,636	273,326	1,197,173	962,512
Non-compensation Costs	89,416	78,629	320,443	287,589
Special Charges	1,148	3,930	5,012	25,437
Total Expenses	521,200	355,885	1,522,628	1,275,538

Operating Income (a)	$250,206	$184,146	$542,077	$428,811

(a) Operating Income excludes Income (Loss) from Equity Method Investments.

Notes to Unaudited Condensed Consolidated Adjusted Financial Data

For further information on these adjustments, see page A-2.

(1)	Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted presentation.

(2)	Interest Expense on Debt is excluded from Net Revenues and presented below Operating Income in the Adjusted results and is included in Interest Expense on a U.S. GAAP basis.

(3)	The gain resulting from the sale of the Institutional Trust and Independent Fiduciary business of ETC in the fourth quarter of 2017 is excluded from the Adjusted presentation.

(4)	Release of cumulative foreign exchange losses resulting from the restructuring of our equity method investment in G5 in the fourth quarter of 2017 are excluded from the Adjusted presentation.

(5)
Expenses or reversal of expenses incurred from the assumed vesting of Class E LP Units, Class G and H LP Interests and Class J LP Units issued in conjunction with the acquisition of ISI are excluded from the Adjusted presentation.

(6)
Expenses during 2018 that are excluded from the Adjusted presentation relate to separation benefits and costs of terminating certain contracts associated with closing the agency trading platform in the U.K. and separation benefits and related charges associated with the Company's businesses in Mexico, as well as the acceleration of depreciation expense for leasehold improvements in conjunction with the previously announced expansion of our headquarters in New York. Expenses during 2017 that are excluded from the Adjusted presentation relate to a charge for the impairment of goodwill in the Institutional Asset Management reporting unit and a charge for the impairment of our investment in G5 in the second quarter and the sale of the Institutional Trust and Independent Fiduciary business of ETC during the fourth quarter.

(7)	Non-compensation Costs on an Adjusted basis reflect the following adjustments:

	Three Months Ended December 31, 2018
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$15,722	$—		$15,722
Professional Fees	25,812	—		25,812
Travel and Related Expenses	17,896	—		17,896
Communications and Information Services	9,685	—		9,685
Depreciation and Amortization	6,845	(2,157)	(7a)	4,688
Execution, Clearing and Custody Fees	3,652	—		3,652
Other Operating Expenses	9,804	(1,485)	(7c)	8,319
Total Non-compensation Costs	$89,416	$(3,642)		$85,774

	Three Months Ended December 31, 2017
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$13,257	$—		$13,257
Professional Fees	21,368	—		21,368
Travel and Related Expenses	17,203	—		17,203
Communications and Information Services	10,528	—		10,528
Depreciation and Amortization	6,552	(2,235)	(7a)	4,317
Execution, Clearing and Custody Fees	3,806	—		3,806
Acquisition and Transition Costs	697	(697)	(7b)	—
Other Operating Expenses	5,218	—		5,218
Total Non-compensation Costs	$78,629	$(2,932)		$75,697

	Twelve Months Ended December 31, 2018
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$58,971	$—		$58,971
Professional Fees	82,393	—		82,393
Travel and Related Expenses	68,754	—		68,754
Communications and Information Services	41,319	—		41,319
Depreciation and Amortization	27,054	(8,628)	(7a)	18,426
Execution, Clearing and Custody Fees	11,470	—		11,470
Acquisition and Transition Costs	21	(21)	(7b)	—
Other Operating Expenses	30,461	(1,485)	(7c)	28,976
Total Non-compensation Costs	$320,443	$(10,134)		$310,309

	Twelve Months Ended December 31, 2017
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$53,448	$—		$53,448
Professional Fees	63,857	—		63,857
Travel and Related Expenses	64,179	—		64,179
Communications and Information Services	41,393	—		41,393
Depreciation and Amortization	24,819	(9,411)	(7a)	15,408
Execution, Clearing and Custody Fees	14,778	—		14,778
Acquisition and Transition Costs	1,673	(1,673)	(7b)	—
Other Operating Expenses	23,442	—		23,442
Total Non-compensation Costs	$287,589	$(11,084)		$276,505

(7a)
The exclusion from the Adjusted presentation of expenses associated with amortization of intangible assets and other purchase accounting-related amortization from the acquisition of ISI and certain other acquisitions.

(7b)	Primarily the exclusion from the Adjusted presentation of professional fees incurred and costs related to transitioning acquisitions or divestitures.

(7c)
The exclusion from the Adjusted presentation of the expense, or reversal of expense, associated with the changes in fair value of contingent consideration issued to the sellers of certain of the Company's acquisitions.

(8)
Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation and therefore, not all of the Company's income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted earnings to assume that the Company is subject to the statutory tax rates of a C-Corporation under a conventional corporate tax structure in the U.S. at the prevailing corporate rates and that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis. This assumption is consistent with the assumption that certain Evercore LP Units and Interests are vested and exchanged into Class A shares, as the assumed exchange would change the tax structure of the Company.

Excluded from the Company’s Adjusted results are adjustments, described below, related to the impact of the enactment of the Tax Cuts and Jobs Act that was signed into law on December 22, 2017, which resulted in a reduction in income tax rates in the U.S. in 2018 and future years. The enactment of this tax reform resulted in a charge to the Provision for Income Taxes for the fourth quarter of 2017 of $143.3 million primarily resulting from the estimated re-measurement of net deferred tax assets, which relates principally to temporary differences from the step-up in basis associated with the exchange of partnership units, deferred compensation, accumulated other comprehensive income and depreciation of fixed assets and leasehold improvements. The tax reform also resulted in an estimated adjustment to Other Revenue of $77.5 million in the fourth quarter of 2017 related to the re-measurement of amounts due pursuant to our tax receivable agreement, which was reduced due to the lower enacted income tax rates in the U.S. in 2018 and future years.

(9)	Reflects an adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted presentation.

(10)
Assumes the vesting, and exchange into Class A shares, of certain Evercore LP partnership units and interests and IPO related restricted stock unit awards in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP partnership units are anti-dilutive. Further, as a result of the Company incurring a loss on a U.S. GAAP basis for the three months ended December 31, 2017, the additional shares of the Company's common stock assumed to be issued per the computation of diluted shares outstanding were antidilutive and consequently the additional shares have been excluded from the calculation of Diluted Shares Outstanding - U.S. GAAP. These shares have been included in the reconciliation to Diluted Shares Outstanding - Adjusted.

(11)
Assumes the sale of the Institutional Trust and Independent Fiduciary business of ETC had occurred as of the beginning of the prior period presented and reflects adjustments to eliminate revenue and expenses that were previously consolidated from the Institutional Trust and Independent Fiduciary business of ETC. Management believes this adjustment is useful to investors to compare Evercore's results across periods.